                                   EXHIBIT 4.2

                      SECOND AMENDMENT TO CREDIT AGREEMENT
                               AND LIMITED CONSENT


                  This SECOND AMENDMENT TO CREDIT AGREEMENT AND LIMITED CONSENT (this "SECOND AMENDMENT") is dated as of August 30, 2000 and entered into by and among GOSS GRAPHIC SYSTEMS, INC., a corporation organized under the laws of the State of Delaware ("COMPANY") and whose registered office is at 700 Oakmont Lane, Westmont, Illinois 60559, GOSS GRAPHIC SYSTEMS LIMITED (Company Number 3212468), a company organized under the laws of England ("GOSS UK") and whose registered office is at Greenbank Street, Preston, Lancashire PR1 7LA, GOSS SYSTEMES GRAPHIQUES NANTES, S.A., a SOCIETE ANONYME organized under the laws of the Republic of France ("GOSS FRANCE") and whose registered office is at 20, rue de Koufra, 44300 Nantes, GOSS GRAPHIC SYSTEMS JAPAN CORPORATION, a corporation organized under the laws of Japan ("GOSS JAPAN"; and together with Company, Goss UK and Goss France, the "BORROWERS") and whose registered office is at Mitsuya Toranomon Building, 22-14 Toranomon 1-Chome, Minato-Ku, Tokyo 105, THE FINANCIAL INSTITUTIONS ACTING AS LENDERS AND LISTED ON THE SIGNATURE PAGES HEREOF, THE FINANCIAL INSTITUTIONS ACTING AS INDEMNIFYING LENDERS AND LISTED ON THE SIGNATURE PAGES HEREOF, BANKERS TRUST COMPANY, as administrative agent for the Lenders (in such capacity, "ADMINISTRATIVE AGENT") and whose registered office is at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, and LEHMAN BROTHERS, as documentation agent for Lenders (in such capacity, "DOCUMENTATION AGENT") and whose registered office is at 3 World Financial Center, New York, New York 10285, and, for purposes of Section 4 hereof, the Credit Support Parties (as defined in Section 4 hereof) listed on the signature pages hereof, and is made with reference to that certain Second Amended and Restated Multicurrency Credit Agreement dated as of November 19, 1999, by and among Borrowers, Lenders, Indemnifying Lenders, Administrative Agent and Documentation Agent as amended by that certain First Amendment to Credit Agreement and Limited Consent, dated as of December 3, 1999, by and among the Borrowers, Lenders, Indemnifying Lenders, Administrative Agent and Documentation Agent (such Second Amended and Restated Multicurrency Credit Agreement, as so amended, the "CREDIT AGREEMENT"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

                  WHEREAS, Borrowers have received proceeds in the amount of $20,000,000 in settlement of litigation and the Lenders desire to amend the Credit Agreement to exclude such proceeds from the definition of Consolidated Net Income;

                  WHEREAS, Borrowers have requested that the Credit Agreement be amended to add back certain reserves to the calculation of Consolidated Adjusted EBITDA to the extent that the calculation thereof includes deductions for such reserves;

                  WHEREAS, Borrowers have requested that the Domestic Tranche A Lenders



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

extend additional revolving credit availability to the Borrowers in an amount not to exceed $15,000,000;

                  WHEREAS, Borrowers have requested to make certain other amendments, all as more specifically set forth herein; and

                  WHEREAS, Borrowers have requested that the Lenders and the Indemnifying Lenders waive certain provisions relating to the application of net proceeds from asset sales contained in the Credit Agreement.

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.        AMENDMENTS TO THE CREDIT AGREEMENT

1.1      AMENDMENTS TO SUBSECTION 1.1: DEFINED TERMS.

         Subsection 1.1 of the Credit Agreement is hereby amended by:

         (1) amending the definition of "APPLICABLE BASE RATE MARGIN" by adding the following phrase to the end of the definition: "; PROVIDED, that with respect to Over-Line Loans, the Applicable Base Rate Margin shall mean 4.0%."

         (2) amending the definition of "APPLICABLE OFFSHORE RATE MARGIN" by adding the following phrase to the end of the definition:
                  "; PROVIDED, that with respect to Over-Line Loans, the Applicable Offshore Rate Margin shall mean 5.0%."

         (3) amending the definition of "COMMITMENTS" by inserting the phrase ", the Tranche A Over-Line Commitments" after the phrase "the Domestic Tranche A Revolving Loan Commitments".

         (4) amending the definition of "CONSOLIDATED ADJUSTED EBITDA" by adding the following sentence to the end of the definition:
                  "During Fiscal Year 2000, to the extent that Consolidated Adjusted EBITDA as calculated hereunder includes deductions for all or any part of the reserves shown on SCHEDULE 1 to the Second Amendment, such reserves, to the extent deducted, shall be added back to the calculation of Consolidated Adjusted EBITDA."

         (5) amending the definition of "CONSOLIDATED NET INCOME" by replacing the phrase "net extraordinary gains" with "net non-ordinary gains".

         (6) amending and restating in its entirety the definition of "DOMESTIC REVOLVING LOAN COMMITMENTS" as follows:

                  "`DOMESTIC REVOLVING LOAN COMMITMENTS' means any or all of the Domestic Tranche A Revolving Loan Commitments, the Tranche A Over-Line



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

                  Commitments or the Domestic Tranche B Revolving Loan Commitments."

         (7) deleting in its entirety the definition of "DOMESTIC REVOLVING LOAN EXPOSURE".

         (8) amending and restating in its entirety the definition of "DOMESTIC REVOLVING LOANS" as follows:

                  "`DOMESTIC REVOLVING LOANS' means any or all of the Domestic Tranche A Revolving Loans, the Tranche A Over-Line Loans or the Domestic Tranche B Revolving Loans."

         (9) amending and restating in its entirety the definition of "DOMESTIC TRANCHE A LENDER" and "DOMESTIC TRANCHE A LENDERS" as follows:

                  "`DOMESTIC TRANCHE A LENDER' and `DOMESTIC TRANCHE A LENDERS' means the Lenders that have Domestic Tranche A Revolving Loan Commitments, Tranche A Over-Line Commitments or a Tranche A Swing Line Loan Commitment or that have Domestic Tranche A Revolving Loans, Tranche A Over-Line Loans or Tranche A Swing Line Loans outstanding, together with their successors and permitted assigns pursuant to subsection 10.1, and the term "DOMESTIC TRANCHE A LENDERS" shall include Swing Line Lender unless the context otherwise requires."

         (10) amending the definition of "DOMESTIC TRANCHE A REVOLVING LOAN COMMITMENT" by replacing the reference to "subsection 2.1A(ii)(a)" with "subsection 2.1A(ii)(b)" and by adding the following sentence to the end of the definition: "For all purposes other than Sections 2.1A(iii), 2.4B(iv)(b) and 10.1B hereof and unless the context otherwise requires, the terms "Domestic Tranche A Revolving Loan Commitment" and "Domestic Tranche A Revolving Loan Commitments" shall be deemed to include the Tranche A Over-Line Commitment or Tranche A Over-Line Commitments, respectively."

         (11) amending the definition of "DOMESTIC TRANCHE A REVOLVING LOANS" by replacing the reference to "subsection 2.1A(ii)(a)" with "subsection 2.1A(ii)(b)" and by adding the following sentence to the end of the definition: "For all purposes other than Sections 2.1A(iii), 2.4B(iv)(b) and 10.1B hereof and unless the context otherwise requires, the term "Domestic Tranche A Revolving Loans" shall be deemed to include the Tranche A Over-Line Loans."

         (12) amending the definition of "DOMESTIC TRANCHE B REVOLVING LOAN COMMITMENT" by replacing the reference to "subsection 2.1A(ii)(b)" with "subsection 2.1A(ii)(c)".

         (13) amending the definition of "DOMESTIC TRANCHE B REVOLVING LOANS" by replacing the reference to "subsection 2.1A(ii)(b)" with "subsection 2.1A(ii)(c)".

         (14)     adding the following definition:

                  "`FIRST AMENDMENT' means that certain First Amendment to Credit Agreement and Limited Consent, dated as of December 3, 1999, by and among the Borrowers, Lenders, Indemnifying Lenders, Administrative Agent and Documentation Agent."

         (15) amending the definition of "FRENCH TRANCHE B REVOLVING LOAN COMMITMENT" by replacing the reference to "subsection 2.1A(ii)(b)" with "subsection 2.1A(ii)(c)".

         (16) amending the definition of "FRENCH TRANCHE B REVOLVING LOANS" by replacing the reference to "subsection 2.1A(ii)(b)" with "subsection 2.1A(ii)(c)".

         (17) amending the definition of "JAPANESE TRANCHE B REVOLVING LOAN COMMITMENT" by replacing the reference to "subsection 2.1A(ii)(b)" with "subsection 2.1A(ii)(c)".

         (18) amending the definition of "JAPANESE TRANCHE B REVOLVING LOANS" by replacing the reference to "subsection 2.1A(ii)(b)" with "subsection 2.1A(ii)(c)".

         (19)     adding the following definition:

                  "`MAXIMUM TRANCHE A OVER-LINE COMMITMENTS' means, as of any date of determination, for Company, the Dollar Equivalent of $15,000,000 LESS the aggregate amount of all reductions made to all Tranche A Over-Line Commitments pursuant to subsection 2.4B(ii)."

         (20) amending the definition of "MAXIMUM TRANCHE A REVOLVING LOAN COMMITMENTS" by replacing the phrase "Tranche A Revolving Loan Commitments" with "Domestic Tranche A Revolving Loan Commitments".

         (21) amending the definition of "MAXIMUM TRANCHE B REVOLVING LOAN COMMITMENTS" by replacing all references therein to "subsection 2.1A(ii)(c)" with "subsection 2.1A(ii)(d)".

         (22) amending and restating in its entirety the definition of "NOTES" as follows:

                  "`NOTES' means one or more of the Term Notes, the Revolving Notes, the Over-Line Notes or the Swing Line Notes or any combination thereof."

         (23) amending the definition of "NOTICE OF ALLOCATION" by replacing the references to "subsection 2.1A(ii)(c)" with "subsection 2.1A(ii)(d)".

         (24) amending and restating in its entirety the definition of "NOTICE OF BORROWING" as follows:

                  "`NOTICE OF BORROWING' means a notice substantially in the form of EXHIBIT B annexed to the Second Amendment delivered by a Borrower to Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing."

         (25)     adding the following definition:

                  "`OVER-LINE COMMITMENT TERMINATION DATE' means May 31, 2001."

         (26)     adding the following definition:

                  "`OVER-LINE NOTES' means (i) the promissory notes of Company issued pursuant to subsection 2.1E on the Second Amendment Effective Date and (ii) any promissory notes issued by Company to any successor Administrative Agent and Tranche A Over-Line Lender pursuant to the last sentence of subsection 10.1B(i), in each case substantially in the form of EXHIBIT A to the Second Amendment, as it may be amended, supplemented or otherwise modified from time to time."

         (27) amending the definition of "REVOLVING LOAN COMMITMENTS" by inserting the phrase ", the Tranche A Over-Line Commitments" after the phrase "the Domestic Tranche A Revolving Loan Commitments".

         (28) amending the definition of "REVOLVING LOAN EXPOSURE" by inserting the phrase ", the Tranche A Over-Line Exposure" after the phrase "the Domestic Tranche A Revolving Loan Exposure".

         (29) amending the definition of "REVOLVING LOANS" by inserting the phrase ", the Tranche A Over-Line Loans" after the phrase "the Domestic Tranche A Revolving Loans".

         (30) amending the definition of "REVOLVING NOTES" by inserting the phrase ", the Over-Line Notes" after the phrase "the Tranche A Revolving Notes".

         (31)     adding the following definition:

                  "`SECOND AMENDMENT' means that certain Second Amendment to Credit Agreement and Limited Consent, dated as of August 30, 2000, by and among the Borrowers, Lenders, Indemnifying Lenders, Administrative Agent and Documentation Agent."

         (32)     adding the following definition:

                  "`SECOND AMENDMENT EFFECTIVE DATE' means the date that the Second Amendment becomes effective in accordance with its terms."

         (33)     adding the following definition:



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

                  "`TOTAL UTILIZATION OF TRANCHE A OVER-LINE COMMITMENTS' means, as at any date of determination, for Company the Dollar Equivalent of the aggregate principal amount of all outstanding Tranche A Over-Line Loans made to Company."

         (34) amending the definition of "TOTAL UTILIZATION OF TRANCHE A REVOLVING LOAN COMMITMENTS" by replacing the phrase "Tranche A Revolving Loans" with "Domestic Tranche A Revolving Loans".

         (35) amending the definition of "TRANCHE A LETTER OF CREDIT" or "TRANCHE A LETTERS OF CREDIT" by replacing the phrase "Tranche A Revolving Loan Commitments" with "Domestic Tranche A Revolving Loan Commitments".

         (36)     adding the following definition:

                  "`TRANCHE A OVER-LINE COMMITMENT" means the commitment of a Domestic Tranche A Lender (i) to make Tranche A Over-Line Loans to Company pursuant to subsection 2.1A(ii)(a), and "TRANCHE A OVER-LINE COMMITMENTS" means such commitments of all such Lenders in the aggregate."

         (37)     adding the following definition:

                  "`TRANCHE A OVER-LINE EXPOSURE' means, with respect to any Domestic Tranche A Lender as of any date of determination, that Lender's Tranche A Over-Line Commitment."

         (38)     adding the following definition:

                  "`TRANCHE A OVER-LINE LOANS' means the Loans made by Lenders to Company pursuant to subsection 2.1A(ii)(a)."

         (39) amending the definition of "TRANCHE B LETTERS OF CREDIT SUBALLOCATION" by replacing all references therein to "subsection 2.1A(ii)(c)" with "subsection 2.1A(ii)(d)".

         (40) amending the definition of "TRANCHE B REVOLVING LOAN SUBALLOCATION" by replacing all references therein to "subsection 2.1A(ii)(c)" with "subsection 2.1A(ii)(d)".

         (41) amending the definition of "TYPE" by (x) inserting the phrase "a Tranche A Over-Line Commitment," after the phrase "a Domestic Tranche A Revolving Loan Commitment," where it appears in clauses (i) and (iii) and (y) by inserting the phrase "a Tranche A Over-Line Loan," after the phrase "a Domestic Tranche A Revolving Loan," where it appears in clauses (v) and (vii).

         (42) amending the definition of "UK TRANCHE B REVOLVING LOAN COMMITMENT" by replacing the reference to "subsection 2.1A(ii)(b)" with "subsection 2.1A(ii)(c)".

         (43) amending the definition of "UK TRANCHE B REVOLVING LOANS" by replacing the reference to "subsection 2.1A(ii)(b)" with "subsection 2.1A(ii)(c)".

1.2 AMENDMENT TO SUBSECTION 2.1: COMMITMENTS; MAKING OF LOANS; THE REGISTER; NOTES.

         Subsection 2.1 of the Credit Agreement is hereby amended by:

         (1) amending subsection 2.1A by replacing the reference in subsection 2.1A(ii) to "subsections 2.1A(ii)(a) and 2.1A(ii)(b)" with "subsections 2.1A(ii)(a), 2.1A(ii)(b) and 2.1A(ii)(c)".

         (2) amending subsection 2.1A by realphabetizing the existing paragraphs 2.1A(ii)(a)-(d), respectively, as 2.1A(ii)(b)-(e), respectively, and inserting a new subsection 2.1A(ii)(a) as follows:

                           "(a) TRANCHE A OVER-LINE COMMITMENTS AND TRANCHE A
                  OVER-LINE LOANS. Each Tranche A Over-Line Lender severally agrees, subject to the limitations set forth in subsection 2.1A(ii)(d) and 2.1A(ii)(e), to lend to Company from time to time during the period from the Second Amendment Effective Date to but excluding the Over-Line Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the applicable Tranche A Over-Line Loan Commitments as in effect from time to time to be used for the purposes identified in subsection 2.5B; PROVIDED, HOWEVER, that Domestic Tranche A Lenders may not make, and Company may not borrow, Tranche A Over-Line Loans (x) on the Effective Date, or (y) at any other time so long as the Total Utilization of Tranche A Revolving Loan Commitments is less than the Domestic Tranche A Revolving Loan Commitments. The original amount of each Lender's applicable Tranche A Over-Line Loan Commitment is set forth opposite its name on
                  SCHEDULE 2 annexed to the Second Amendment and the aggregate original amount of all Tranche A Over-Line Loan Commitments is $15,000,000; PROVIDED that the applicable Tranche A Over-Line Loan Commitments of a Lender shall be adjusted to give effect to any assignments of the Tranche A Over-Line Loan Commitments of such Lender pursuant to subsection 10.1B; PROVIDED FURTHER that the amount of the Tranche A Over-Line Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4B(ii); and PROVIDED FURTHER that Tranche A Over-Line Loans may be made in Dollars only. Each Lender's applicable Tranche A Over-Line Loan Commitment shall expire on the Over-Line Commitment Termination Date and all Tranche A Over-Line Loans and all other amounts owed hereunder with respect to the Tranche A Over-Line Loans and the Tranche A Over-Line Loan Commitments shall be paid in full no later than that date. Subject to the terms and conditions of this Agreement, amounts borrowed under this subsection 2.1A(ii)(a) may be repaid and reborrowed to but excluding the Over-Line Commitment Termination Date."

         (3) amending subsection 2.1A by replacing the reference in subsection 2.1A(ii)(b), as so amended, to "subsections 2.1A(ii)(c) and 2.1A(ii)(d)" with "subsections 2.1A(ii)(d) and 2.1A(ii)(e)".

         (4) amending subsection 2.1A by replacing the reference in subsection 2.1A(ii)(b), as so amended, to "subsection 2.5A" with "subsection 2.5B".

         (5) amending subsection 2.1A by replacing the reference in subsection 2.1A(ii)(c), as so amended, to "subsection 2.1A(ii)(c) and 2.1A(ii)(d)" with "subsection 2.1A(ii)(d) and 2.1A(ii)(e)".

         (6) amending subsection 2.1A by replacing the reference in subsection 2.1A(ii)(c), as so amended, to "subsection 2.5A" with "subsections 2.5A and 2.5B".

         (7) amending subsection 2.1A by renumbering the paragraphs 2.1A(ii)(e)(1)-(3), as so amended, respectively, as 2.1A(ii)(e)(2)-(4), respectively, and inserting a new subsection 2.1A(ii)(e)(1) as follows:

                           "(1) in no event shall the Total Utilization of
                  Tranche A Over-Line Commitments for Company exceed (x) the Maximum Tranche A Over-Line Loan Commitments then in effect;"

         (9) amending subsection 2.1A by replacing the phrase "Tranche A Revolving Loan Commitments" in the first paragraph of subsection 2.1A(iii) with "Domestic Tranche A Revolving Loan Commitments".

         (10) amending subsection 2.1B by replacing the phrase "Swing Line Lender" in the second sentence of subsection 2.1B(ii) with "a Swing Line Lender".

         (11) amending subsection 2.1B by amending and restating in its entirety the third sentence of subsection 2.1B(ii) as follows:

                  "The Notice of Borrowing shall specify (i) the Borrower, (ii) the proposed Funding Date (which shall be a Business Day), (iii) the amount and Type of Loans requested, (iv) in the case of Swing Line Loans and any Loans made on the Effective Date, that such Loans shall be Base Rate Loans, (v) in the case of (x) any Domestic Tranche A Revolving Loans, (y) any Domestic Tranche B Revolving Loans or (z) Tranche A Over-Line Loans not made on the Effective Date, whether such Loans shall be Base Rate Loans or Offshore Rate Loans, (vi) in the case of any Tranche B Revolving Loans other than Domestic Tranche B Revolving Loans made after the Effective Date, that such Loans shall be Offshore Rate Loans, (vii) in the case of any Revolving Loans requested to be made as Offshore Rate Loans, the initial Interest Period requested therefor, and (viii) the Applicable Currency the Loan is to be made in."

         (12) amending subsection 2.1C by realphabetizing the existing paragraphs 2.1C(i)(c)-(g) as 2.1C(i)(d)-(h), respectively, and inserting a new subsection 2.1C(i)(c) as follows:

                  "(c) all Tranche A Over-Line Loans under this Agreement shall be made by Domestic Tranche A Lenders simultaneously and proportionately to their respective Pro Rata Shares of the Tranche A Over-Line Commitments;"

         (13) amending subsection 2.1E by amending and restating in its entirety clause (i) of subsection 2.1E as follows:

                  "(i) to each applicable Lender (or to Administrative Agent for that Lender) (a) a Term Note, substantially in the form of EXHIBIT IV annexed hereto, to evidence that Lender's Term Loans, in the principal amount of that Lender's applicable Term Loan and with other appropriate insertions, (b) an Over-Line Note, substantially in the form of EXHIBIT A annexed to the Second Amendment, to evidence that Lender's Tranche A Over-Line Loans, in the principal amount of that Lender's applicable Tranche A Over-Line Commitments and with other appropriate insertions
         (c) a Tranche A Revolving Note, substantially in the form of EXHIBIT V annexed hereto, to evidence that Lender's Tranche A Revolving Loans, in the principal amount of that Lender's applicable Domestic Tranche A Revolving Loan Commitments and with other appropriate insertions and
         (d) a Tranche B Revolving Note, substantially in the form of EXHIBIT VI annexed hereto to evidence that Lender's Tranche B Revolving Loans, in the principal amount of that Lender's applicable Tranche B Revolving Loan Commitments and with other appropriate insertions and"

1.3      AMENDMENT TO SUBSECTION 2.2:  INTEREST ON THE LOANS.

         Subsection 2.2B of the Credit Agreement is hereby amended by renumbering clauses (viii) and (ix) as (ix) and (x), respectively, and inserting a new clause (viii) as follows:

                  "(viii) no Interest Period with respect to any portion of the Tranche A Over-Line Loans shall extend beyond the Over-Line Commitment Termination Date;"

1.4      AMENDMENT TO SUBSECTION 2.3:  FEES.

         Subsection 2.3A of the Credit Agreement is hereby amended by:

         (1) amending subsection 2.3A(i) by renumbering the existing clauses (1) and (2) as (2) and (3), respectively, and inserting a new clause
(1) as follows:

                           "(1) pay to Administrative Agent in Dollars, for distribution to each Tranche A Over-Line Lender in proportion to that Lender's Pro Rata Share of the Tranche A Over-Line Commitment, commitment fees for the period from and including the Second Amendment Effective Date to and excluding the Over-Line Commitment Termination Date in an amount equal to (x) the average of the daily excess of the Tranche A Over-Line Commitments over the sum of (i) the aggregate principal amount of outstanding Tranche A Over-Line Loans MULTIPLIED BY
         (y) 0.500%,"

         (2) amending and restating in its entirety the first sentence of subsection 2.3A(v) as follows:

                  "Such commitment fees shall be calculated on the basis of a 360-day year and the actual number of days elapsed and be payable quarterly in arrears on each date that is three Business Days after each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Effective Date (in the case of Loans other than Tranche A Over-Line Loans) or the Second Amendment Effective Date (in the case of Tranche A Over-Line Loans), and on the Commitment Termination Date (in the case of Loans other than Tranche A Over-Line Loans) or the Over-Line Commitment Termination Date (in the case of Tranche A Over-Line Loans)."

1.5 AMENDMENT TO SUBSECTION 2.4: REPAYMENTS, PREPAYMENTS AND REDUCTIONS IN REVOLVING LOAN COMMITMENTS; GENERAL PROVISIONS REGARDING PAYMENTS.

         Subsection 2.4 of the Credit Agreement is hereby amended by:

         (1) amending and restating in its entirety clause (i) of subsection 2.4B(iii) as follows:

                  "(i) PREPAYMENTS DUE TO RESTRICTIONS OF REVOLVING LOAN COMMITMENTS. Company shall from time to time promptly (x) prepay FIRST its Swing Line Loans and SECOND its Revolving Loans and/or (y) cash collateralize its outstanding Letters of Credit, and each of Goss UK, Goss France and Goss Japan shall from time to time promptly (x) prepay its Revolving Loans and/or (y) cash collateralize its outstanding Letters of Credit, in each case to the extent necessary (1) so that the Total Utilization of Tranche A Revolving Loan Commitments, Total Utilization of Tranche A Over-Line Commitments and Total Utilization of Tranche B Revolving Loan Commitments shall not exceed the Maximum Tranche A Revolving Loan Commitments, Maximum Tranche A Over-Line Commitments and Maximum Tranche B Revolving Loan Commitments, respectively, then in effect and/or (2) to give effect to the limitations set forth in subsection 2.1A(ii)(e) and the second paragraph of subsection 2.1A(iii)."

         (2) amending and restating in its entirety clause (k) of subsection 2.4B(iii) as follows:

                  "(k) PREPAYMENTS OF DOMESTIC TRANCHE A REVOLVING LOANS AND TRANCHE A OVER-LINE LOANS DUE TO AVAILABILITY OF TRANCHE B REVOLVING LOAN COMMITMENTS. Company shall from time to time (i) prepay FIRST its Tranche A Swing Line Loans and SECOND its Domestic Tranche A Revolving Loans in the event that an equivalent amount or more of Tranche B Revolving Loan Commitments becomes available and (ii) prepay its Tranche A Over-Line Loans in the event that an equivalent amount or more of Domestic Tranche A Revolving Loan Commitments becomes available."

         (3) amending and restating in its entirety clause (a) of subsection 2.4B(iv) as follows:

                  "(a) APPLICATION OF VOLUNTARY PREPAYMENTS BY TYPE OF LOANS. Any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied (x) in the case of Company,

         FIRST to repay Company's outstanding Swing Line Loans to the full extent thereof, SECOND to repay Company's outstanding Tranche A Over-Line Loans to the full extent thereof, THIRD to repay Company's outstanding Domestic Tranche A Revolving Loans to the full extent thereof, FOURTH to repay Company's outstanding Domestic Tranche B Revolving Loans to the full extent thereof, and FIFTH to repay Company's outstanding Domestic Term Loans to the full extent thereof, or (y) in case of any Borrower other than Company, FIRST to repay such Borrower's outstanding Tranche B Revolving Loans to the full extent thereof, and SECOND to repay such Borrower's outstanding Term Loans to the full extent thereof. Any voluntary prepayments of the Term Loans pursuant to subsection 2.4B(i) shall be applied on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to each scheduled installment of principal of the Term Loans of each Borrower set forth in subsections 2.4A(i) and 2.4A(ii) that is unpaid at the time of such prepayment."

1.6 AMENDMENT TO SUBSECTION 6.8: EXECUTION OF FUTURE GUARANTIES AND COLLATERAL DOCUMENTS.

         Subsection 6.8B of the Credit Agreement is hereby amended by inserting the phrase ", the Tranche A Over-Line Loans" after the phrase "Domestic Term Loans".

1.7 AMENDMENT TO SUBSECTION 10.1: ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND LETTERS OF CREDIT.

         Subsection 10.1B of the Credit Agreement is hereby amended by inserting the phrase "or EXHIBIT A annexed to the Second Amendment," after the phrase "EXHIBIT IV, EXHIBIT V, EXHIBIT VI or EXHIBIT VII annexed hereto".

1.8      ADDITION OF SUBSECTION 10.24:  ALL DOMESTIC TRANCHE A LENDERS PARI
PASSU.

         The Credit Agreement is hereby amended by inserting a new subsection
10.24 as follows:

         "10.24   ALL DOMESTIC TRANCHE A LENDERS PARI PASSU.

         Notwithstanding anything to the contrary, each of the Domestic Tranche A Lenders shall be pari passu with respect each other Domestic Tranche A Lender with respect to the First Priority Lien granted to such Domestic Tranche A Lenders in the Collateral."

SECTION 2.        LIMITED WAIVER

              The Lenders and the Existing Lenders hereby waive the provisions of subsection 2.4.B(iii)(a) of the Credit Agreement for the limited purpose of permitting the Borrowers to retain Net Asset Sale Proceeds up to a maximum of $4.5 million relating to the sale of the Redding, Pennsylvania Facility until March 31, 2001. After such date, the Borrowers shall apply such Net Asset Sale Proceeds in accordance with the provisions of 2.4.B(iii)(a) of the Credit Agreement.

SECTION 3.        CONDITIONS TO EFFECTIVENESS

                  Section 1 of this Second Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "SECOND AMENDMENT EFFECTIVE DATE"):

                  A. BORROWER DOCUMENTS. On or before the Second Amendment Effective Date, each Borrower shall deliver to Lenders (or to Administrative Agent for Lenders) the following, each, unless otherwise noted, dated the Second Amendment Effective Date:

                  1. Signature and incumbency certificates of their respective officers executing this Second Amendment;

                  2.       Six executed copies of this Second Amendment;

                  3. One executed copy of each of the Tranche A Over-Line Notes; and

                  4. One executed and notarized copy of that certain Second Amendment to Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated as of the date hereof, by and between Company and Administrative Agent.

                  B. EXECUTION OF SECOND AMENDMENT BY REQUISITE LENDERS. On or before the Second Amendment Effective Date, Requisite Class Lenders shall have executed and delivered copies of this Second Amendment to Administrative Agent.

                  C. PAYMENT OF FEES. On or before the Second Amendment Effective Date, the Borrowers shall have paid the following fees:

                  1. A Tranche A Over-Line fee payable as set forth in that certain Fee Letter addressed to the Administrative Agent and dated as of August 30, 2000; and

                  2. An amendment fee payable to each Lender who submits a signed counterpart to this Second Amendment on or before 5:00 p.m. EDT on August 30, 2000 and consisting of 0.1% of each such Lender's Commitment (but excluding such Lender's Tranche A Over-Line Commitment).

                  D. OTHER PROCEEDINGS. On or before the Second Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

SECTION 4.        BORROWERS' REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Second Amendment and to amend the

Credit Agreement in the manner provided herein, each Borrower represents and warrants to each Lender that the following statements are true, correct and complete:

                  A. CORPORATE POWER AND AUTHORITY. Each Borrower has all requisite corporate power and authority to enter into this Second Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Second Amendment (the "AMENDED AGREEMENT").

                  B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Second Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of each Borrower.

                  C. NO CONFLICT. The execution and delivery by each Borrower of this Second Amendment and the performance by each Borrower of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to such Borrower or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of such Borrower or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on such Borrower or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Borrower or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Borrower or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of such Borrower or any of its Subsidiaries.

                  D. GOVERNMENTAL CONSENTS. The execution and delivery by each Borrower of this Second Amendment and the performance by such Borrower of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

                  E. BINDING OBLIGATION. This Second Amendment and the Amended Agreement have been duly executed and delivered by each Borrower and are the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

SECTION 5.        ACKNOWLEDGEMENT AND CONSENT

                  Company is a party to certain Guaranties and each Borrower is a party to certain Collateral Account Agreements, Security Agreements and Mortgages pursuant to which such Borrower has created Liens in favor of Administrative Agent on certain Collateral to secure the Obligations. New Holdings is a party to certain Guaranties and certain Security Agreements pursuant to which New Holdings has guarantied the Obligations and created Liens in favor of Administrative Agent on certain Collateral to secure its obligations under the Guaranties. Each Borrower and New Holdings are collectively referred to herein as the "CREDIT SUPPORT PARTIES", and all such Guaranties and Collateral Documents referred to above are collectively referred to herein as the "CREDIT SUPPORT DOCUMENTS".

                  Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Second Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Second Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible the payment and performance of all "Obligations," "Guarantied Obligations" and "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Obligations," "Guarantied Obligations" or "Secured Obligations," as the case may be, in respect of the Obligations of the Borrowers now or hereafter existing under or in respect of the Credit Agreement.

                  Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Second Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Credit Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

                  Each Credit Support Party (other than the Borrowers) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Second Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Second Amendment and (ii) nothing in the Credit Agreement, this Second Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

SECTION 6.  MISCELLANEOUS

                  A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  (i) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended.

                  (ii) Except as specifically amended by this Second Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  (iii) The execution, delivery and performance of this Second Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

                  B. FEES AND EXPENSES. Each Borrower acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Second Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrowers.

                  C. HEADINGS. Section and subsection headings in this Second Amendment are included herein for convenience of reference only and shall not constitute a part of this Second Amendment for any other purpose or be given any substantive effect.

                  D. APPLICABLE LAW. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  E. COUNTERPARTS. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, each of the undersigned have hereunto caused this Second Amendment to be duly executed and delivered in the capacities set forth on SCHEDULE 2.1 to the Credit Agreement by their respective officers thereunto duly authorized as of the date first written above.


                           GOSS GRAPHIC SYSTEMS, INC.,
                           as a Borrower


                           By: ______________________
                           Title: ___________________


                           GOSS GRAPHIC SYSTEMS LIMITED,
                           as a Borrower


                           By: ______________________
                           Title: ___________________


                           GOSS SYSTEMES GRAPHIQUES NANTES S.A.,
                           as a Borrower


                           By: ______________________
                           Title: ___________________


                           GOSS GRAPHIC SYSTEMS JAPAN CORPORATION,
                           as a Borrower


                           By: ______________________
                           Title: ___________________


                           GOSS HOLDINGS, INC.,
                           as a Credit Support Party


                           By: ______________________
                           Title: ___________________

                           LENDERS:

                           BANKERS TRUST COMPANY,
                           as Administrative Agent and as a Lender


                           By: ______________________
                           Title: ___________________

                           THE BANK OF NOVA SCOTIA,
                           as a Lender


                           By: ______________________
                           Title: ___________________

                           BANK ONE,
                           as a Lender


                           By: ______________________
                           Title: ___________________

                           BARCLAYS BANK, PLC,
                           as a Lender


                           By: ______________________
                           Title: ___________________

                           BEAR, STEARNS & CO. INC.,
                           as a Lender


                           By: ______________________
                           Title: ___________________

                           CHASE SECURITIES INC., as agent for The
                           Chase Manhattan Bank, as a Lender


                           By: ______________________
                           Title: ___________________

                           CREDIT AGRICOLE INDOSUEZ,
                           as a Lender


                           By: ______________________
                           Title: ___________________


                           By: ______________________
                           Title: ___________________

                           DEUTSCHE FINANCIAL SERVICES CORPORATION, as a Lender


                           By: ______________________
                           Title: ___________________

                           D. K. ACQUISITION PARTNERS,
                           as a Lender


                           By: ______________________
                           Title: ___________________

                           DLJ CAPITAL FUNDING, INC.,
                           as a Lender


                           By: ______________________
                           Title: ___________________

                           THE FUJI BANK, LIMITED,
                           as a Lender


                           By: ______________________
                           Title: ___________________

                           GENERAL ELECTRIC CAPITAL CORPORATION,
                           as a Lender


                           By: ______________________
                           Title: ___________________

                           GOLDMAN SACHS CREDIT PARTNERS L.P.,
                           as a Lender


                           By: ______________________
                           Title: ___________________

                           LEHMAN COMMERCIAL PAPER INC.,
                           as a Lender


                           By: ______________________
                           Title: ___________________

                           NATIONAL WESTMINSTER BANK PLC,
                           as a Lender


                           By: ______________________
                           Title: ___________________

                          TRI-LINKS INVESTMENT TRUST
                          (NOMURA), by Wilmington Trust Company
                          Owner Trustee, as a Lender


                          By: _______________________
                          Title: ____________________

                          STONEHILL INSTITUTIONAL PARTNERS, L.P.,
                          as a Lender


                          By: _______________________
                          Title: ____________________

                                   SCHEDULE 2

                          Tranche A Over-Line Commitments


                   BankersTrust [Deutsche sub]                $3,720,000.00
                   Chase                                       5,000,000.00
                   DK Acquisition Partners                     3,000,000.00
                   Lehman                                      2,280,000.00
                   Stonehill                                   1,000,000.00
                   --------------------------------------------------------

                   Total                                     $15,000,000.00


                                    EXHIBIT A

                       [FORM OF TRANCHE A OVER-LINE NOTE]

                           GOSS GRAPHIC SYSTEMS, INC.

                          PROMISSORY NOTE DUE OVER-LINE
                           COMMITMENT TERMINATION DATE

$[1]                                                          New York, New York
                                                                August ___, 2000

                  FOR VALUE RECEIVED, GOSS GRAPHIC SYSTEMS, INC., a corporation organized under the laws of the State of Delaware ("BORROWER"), promises to pay to the order of [2] ("PAYEE"), on or before the Over-Line Commitment Termination Date, the lesser of (x) an amount equal to [3] ($[4]) and (y) the unpaid principal amount of all advances made by Payee to Borrower as Tranche A Over-Line Loans under the Credit Agreement referred to below.

                  Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Second Amended and Restated Multicurrency Credit Agreement, dated as of November 19, 1999 (said Second Amended and Restated Multicurrency Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Borrower, Goss Graphic Systems Limited, a company organized under the laws of England, Goss Systemes Graphiques Nantes S.A., a SOCIETE ANONYME organized under the laws of the Republic of France, Goss Graphic Systems Japan Corporation, a corporation organized under the laws of Japan, the financial institutions acting as lenders and listed on the signature pages thereof ("LENDERS"), the financial institutions acting as indemnifying lenders and identified as such in Schedule
2.1 annexed thereto, Bankers Trust Company, as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT"), and Lehman Brothers, as documentation agent for Lenders.

                  This Note is one of Borrower's "Tranche A Over-Line Notes" in the aggregate principal amount of up to $15,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Tranche A Over-Line Loans evidenced hereby were made and are to be repaid.

                  All payments of principal and interest in respect of this Note shall be made in Dollars at the applicable Funding and Payment Office, or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

--------------------
1 Insert amount of Lender's Tranche A Over-Line Commitment valued in Dollar Equivalents in numbers.
2        Insert Lender's name in capital letters.
3 Insert amount of Lender's Tranche A Over-Line Commitment valued in Dollar Equivalents in words.

Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii) of the Credit Agreement, Borrower and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loans evidenced hereby. Each of Payee and any subsequent permitted assignee of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; PROVIDED, HOWEVER, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Borrower hereunder with respect to payments of principal of or interest on this Note.

Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii) of the Credit Agreement, Borrower and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loans evidenced hereby. Each of Payee and any subsequent permitted assignee of this note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the dated to which interest hereon has been paid; PROVIDED, HOWEVER, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Borrower hereunder with respect to payments of principal of or interest on this Note.

                  Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note; PROVIDED that if the day on which payment relating to an Offshore Rate Loan is due is not a Business Day but is a day of the month after which no further Business Day occurs in that month, then the due date shall be the next preceding Business Day.

                  This Note is subject to mandatory prepayment as provided in subsection 2.4B(iii) of the Credit Agreement and to prepayment at the option of Borrower as provided in subsection 2.4B(i) of the Credit Agreement.

                  THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                  The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

                  This Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.16 of the Credit Agreement.

                  No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

                  Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 10.2 of the Credit Agreement, incurred in the collection and enforcement of this Note. Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.








                     [Signature page to immediately follow]

                  IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                          GOSS GRAPHIC SYSTEMS, INC.


                                          By: __________________________
                                          Title: _______________________

                                  TRANSACTIONS
                                       ON
                            TRANCHE A OVER-LINE NOTE


                                                                                Outstanding
                     Type of           Amount of            Amount of            Principal
                    Loan Made          Loan Made         Principal Paid           Balance           Notation
     Date           This Date          This Date            This Date            This Date          Made By
     ----          -----------       -------------       ---------------      ---------------       --------



                                    EXHIBIT B

                          [FORM OF NOTICE OF BORROWING]

                               NOTICE OF BORROWING


                  Pursuant to that certain SECOND AMENDED AND RESTATED MULTICURRENCY CREDIT AGREEMENT, dated as of November 19, 1999 (said Second Amended and Restated Multicurrency Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among GOSS GRAPHIC SYSTEMS, INC., a corporation organized under the laws of the State of Delaware ("COMPANY"), GOSS GRAPHIC SYSTEMS LIMITED, a company organized under the laws of England ("GOSS UK"), GOSS SYSTEMES GRAPHIQUES NANTES S.A., a SOCIETE ANONYME organized under the laws of the Republic of France ("GOSS FRANCE"), GOSS GRAPHIC SYSTEMS JAPAN CORPORATION, a corporation organized under the laws of Japan ("GOSS JAPAN"), THE FINANCIAL INSTITUTIONS ACTING AS LENDERS AND LISTED ON THE SIGNATURE PAGES THEREOF, THE FINANCIAL INSTITUTIONS ACTING AS INDEMNIFYING LENDERS AND IDENTIFIED AS SUCH IN SCHEDULE 2.1 ANNEXED THERETO, BANKERS TRUST COMPANY, as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT"), and LEHMAN BROTHERS, as documentation agent for Lenders, this represents [Company's][Goss UK's][Goss France's][Goss Japan's] request to borrow as follows:


         1.     DATE OF BORROWING:         ___________________, _________

         2.     AMOUNT OF BORROWING:       [$][(pound)][DM][FF][(Y)]___________________

         3.     TYPE OF LOANS:             / / a.    Domestic Term Loans
                                           / / b.    UK Term Loans
                                           / / c.    Domestic Tranche A Revolving Loans
                                           / / d.    Tranche A Over-Line Loans
                                           / / e.    Tranche B Revolving Loans
                                           / / f.    Swing Line Loan

         4.     INTEREST RATE OPTION:      / / a.    Base Rate Loan(s)
                                           / / b.    Offshore Rate Loan(s) with an initial Interest Period of one month

         5.     APPLICABLE CURRENCY:        _______________________


The proceeds of such Loans are to be credited to the account of such Borrower at the applicable Funding and Payment Office.

                  The undersigned officer, to the best of his or her knowledge, and such Borrower certify that:

                           (i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date;

                           (ii) No event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Potential Event of Default;

                           (iii) Borrower and its Subsidiaries have performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by them on or before the date hereof;

                           (iv) Each of the other conditions to funding set forth in subsection 4.2 of the Credit Agreement will be satisfied on the proposed Funding Date; and

                           (v) After giving effect to the requested Loans, Borrowers will be in compliance with the limitations on Revolving Loans, Swing Line Loans and Revolving Loan Commitments set forth in subsections 2.1A(ii) and 2.1A(iii).

DATED: ____________________        [GOSS GRAPHIC SYSTEMS, INC.]
                                   [GOSS GRAPHIC SYSTEMS LIMITED]
                                   [GOSS SYSTEMES GRAPHIQUES NANTES S.A.]
                                   [GOSS GRAPHIC SYSTEMS JAPAN CORPORATION]


                                   By: __________________________
                                   Title: _______________________